EXHIBIT 10:    Cross-License Agreement






                     Cross-License Agreement

This Agreement ("Agreement") is made and entered into as of May 15, 2001, by and between All American Pharmaceuticals, Inc., a Montana corporation, with offices at 1845 Main St., Billings, 59105 ("Manufacturer") and Body Art & Science, Inc., a Nevada corporation, with offices at 7324 Cheyenne, Suite #8, Las Vegas, Nevada, 89129 ("BAS").

                     BACKGROUND AND PURPOSE

A. Manufacturer is a manufacturer and supplier of nutritional and related health care products.

B. Manufacturer desires to produce and manufacture, and BAS desires to grant Manufacturer the right to produce and manufacture, certain nutritional and related health care products and food supplements using proprietary formulas for which BAS bass the exclusive right to use and license, and to use certain proprietary trademarks for which BAS has exclusive right to use and license in connection with the private labeling of certain of the products, for supply back on an exclusive basis to BAS or other distributors or retailers designated or approved by BAS.

C. BAS desires to become the exclusive distributor and supplier, and Manufacturer desires to grant BAS the right and license to become the Manufacturer's exclusive distributor and supplier, of certain other nutritional and related health care products using the proprietary formulas of Manufacturer, or otherwise developed by Manufacturer, and to use certain proprietary trademarks of Manufacturer in connection with the distribution and supply of such products.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Manufacturer and BAS agree as follows:

1.   Definitions

     1.1. "B-Products" means nutritional and related health care products and food supplements for which BAS holds the exclusive right to use and license, made subject to this Agreement and listed on the attached Exhibit A, or later attached by Rider to Exhibit A. in their current formulations and any alternative formulations.

     1.2. "B-Product Information" means the proprietary formulations, information and know-how related to the B-Products, which is relevant to the manufacturing, bottling or packaging, labeling, storage and supply of the B-Products, for which BAS holds the exclusive right to use and license, and which is licensed to Manufacturer by BAS pursuant this Agreement.

     1.3. "B-Trademarks" means BAS's proprietary marks "SRA," "Supplemental Research & Advancement" or "Body Art & Science," or any other marks designated by BAS in Exhibit A for use in connection. with. and the labeling of the B-Products.

     1.4.  "M-Products"  means  Manufacturer's  nutritional   and
     related  health care products subject to this Agreement  and
     listed   on  the  attached  Exhibit  A,  in  their   current
     formulations and any alternative formulations.



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     1.5.    "M-Product    Information"   means    Manufacturer's
     proprietary formulations, information and know-how related to the M-Products, which is relevant to the distribution and supply of the M-Products and which is licensed to BAS by Manufacturer pursuant to this Agreement.

     1.6. "M-Trademarks" means Manufacturer's proprietary marks as may be listed in Exhibit A. for use in connection with and the labeling of M-Products.

     1.7  "Products" means the B-Products and the M-Products.

     1.8 "Product Information" means the B-Product Information and the M-Product Information..

     1.9. "Territory" means worldwide.

2.   License of Manufacturer

     2.1. License. Pursuant to the terms of this Agreement, BAS hereby grants Manufacturer the non-exclusive license to: (a) produce and manufacture the B-Products and, in connection therewith, to bottle or otherwise package, label, store and supply the B-Products back to BAS or its designee, and (b) to use the B-Product information in connection with producing, manufacturing, bottling or packaging, labeling, storage and supply of the B-Products. BAS shall have the exclusive right to designate or approve the recipient of the finished B-Products irrespective of the brand name or trademark used to label such B-Products, which recipient shall be BAS or a distributor or retailer designated or approved by BAS. Manufacturer acknowledges that the B-Products subject to this Agreement are not inclusive of all of the nutritional and health care products and food supplements, or formulations thereof, in which BAS may own or hold the right to use and license, but only those products and food supplements and formulations thereof which the parties have expressly agreed are a part of this Agreement.

     2.2. Grant of Trademark License. BAS grants to Manufacturer the non-exclusive right and license to use the B-Trademarks and related goodwill in connection with the private labeling of certain of the B-Products for exclusive license back to and distribution by BAS or a distributor or retailer designated or approved by BAS. Manufacturer shall use the B-Trademarks in accordance with customary good trademark practice, and shall not take any action that would in any manner impair or detract from the value of the B-Trademarks
     or  the  goodwill  and  reputation,  of  BAS.   Manufacturer
     acknowledges BAS's ownership of the B-Trademarks and related goodwill. Manufacturer shall use the B-Trademarks only in the form and manner and with appropriate legends as approved from time to time by BAS, and shall not use any other trademark or service mark in combination with the B-Trademarks without prior written approval of BAS.

3.   License of BAS

     3.1.  License.   Pursuant to the terms  of  this  Agreement,
     Manufacturer hereby grants BAS the exclusive license to: (a) distribute, on a wholesale or retail basis, and conduct related marketing efforts for the M-Products; and (b) to use
     the   M-Product   Information   in   connection   with   the
     distribution of the M-Products. BAS acknowledges that the M-Products subject to this Agreement are not all of the nutritional and health care products and food supplements, or formulations thereof, for which Manufacturer may own or hold the right to use and license, but only those products and food supplements, and formulations thereof which the parties have expressly agreed are a part of this Agreement. In the event Manufacturer, at any time during the term of this Agreement develops any new nutritional food products, food supplements or formulations thereof which are not designated as M-Products and which are not then listed on



 PAGE -2-


     the attached Exhibit A, and in the event it is feasible to involve BAS in the distribution and marketing of such new product, food supplement or formulation, as in good faith determined by Manufacturer after the use of reasonable due diligence and after consulting with BAS, Manufacturer will present the opportunity to distribute and market such product to BAS and, upon the agreement of the parties, such products, food supplements or formulations shall be added to Exhibit A and shall be subject to this Agreement as if originally made a part hereof. Once an M-Product has been added to Exhibit A and made a part of this Agreement, BAS shall have the exclusive right to designate or approve the recipient of the finished M-Product, irrespective of the brand name or trademark used to label such M-Product, which recipient shall be BAS or a distributor or retailer designated or approved by BAS.

     3.2. Grant of Trademark License. Manufacturer grants to BAS the exclusive right and license to use the M-trademarks and related goodwill in connection with the distribution of certain of the M-Products. BAS shall use the M-Trademarks in accordance with customary good trademark practice, and shall not take any action that would in any manner impair or detract from. the value of the M-Trademarks or the goodwill and reputation of Manufacturer. BAS acknowledges Manufacturer's ownership of the M-Trademarks and related goodwill. BAS shall use the M-Trademarks only in the form and manner and with appropriate legends as approved from time to time by Manufacturer, and shall not use any other trademark or, service mark in. combination with the M-Trademarks without prior written approval of Manufacturer.

4.   Policies and Procedures

     4.1. Product :Information. BAS shall from time to time furnish Manufacturer with B-Product information as and to the extent reasonably necessary to assist Manufacturer's efforts to manufacture, bottle, package, label, store and supply the B-Products. Manufacturer is not authorized to use the B-Product Information in any manner not expressly authorized by BAS. Manufacturer shall from time to time furnish BAS with M-Product Information as and to the extent reasonably necessary to assist BAS's efforts to distribute, market and supply the M-Products. BAS is not authorized to use the M-Product information in any manner not expressly authorized by Manufacturer.

     4.2. Packaging, Bottling, Labeling of Products. BAS shall have the right to designate or approve the type, design and content of the packages, bottles and labels used in connection with the Products. BAS shall determine when during the term of this Agreement the B-Trademarks or the M-Trademarks shall be used for the private-labeling of certain of the Products. BAS, at its option, may designate one or more of the B-Trademarks or the M-Trademarks for use at any one time in connection with the Products. If BAS is producing and providing to Manufacturer the bottles, packages or labels for a Product, BAS shall deliver the item to Manufacturer at least 7 days prior to the date that the Products are to be produced and delivered in accordance with
     Section 4.2 of this Agreement.

     4.3. Regulatory Compliance Responsibility. Manufacturer shall be responsible for all decisions and actions regarding regulatory matters relating to or involving its manufacturing activities relative to the Products. Manufacturer shall, with respect to any such regulatory matters: (a) act as liaison with the FDA or other governmental authority if necessary; (b) prepare and make all submissions regarding any regulatory matter; (c) monitor all studies pertinent to the regulatory matter; and (d) obtain regulatory approvals, as reasonably deemed necessary by Manufacturer. BAS shall promptly cooperate with Manufacturer with respect to such regulatory matters by providing data and information at Manufacturer's reasonable request.



 PAGE -3-



     4.4. Notification of New Product Information. Each of the parties shall promptly notify the other party in writing of any technical or clinical advances, useful modifications, side effects, or new government regulations relating to the Products that shall come to its knowledge. Each party shall promptly inform the other of all actions and communications as become known to the party (even if believed to be without foundation) by or threatened by a regulatory or other governmental authority in the Territory relating to the Products.

     4.5. Formulations Held by BAS. To ensure ongoing availability of the Products for distribution by BAS during the term of this Agreement, Manufacturer shall, within 90 days of the date of execution of this Agreement, submit to BAS for safekeeping all master copies of the final formulations of the B-Products and the M-Products subject to this Agreement. In the event of termination or expiration of this Agreement, BAS shall promptly return or provide to Manufacturer all M-Product Information and other similar information regarding the M-Products which it holds, in accordance with Section 10.3.2 of the Agreement; provided, however, in the event Manufacturer during the term. of this Agreement should for any reason be unable to produce the Products in sufficient quantities to fill orders from BAS and such inability: (1) continues for 15 days after the scheduled delivery dates; or (2) occurs with respect to three or more orders in any one calendar year, the formula and processes for the Products may, upon written notice from BAS to Manufacturer, be assigned to BAS for contract manufacture with a third party of BAS's choice. Manufacturer agrees to execute any and all documentation necessary to fulfill its obligations hereunder.

5.   Orders and Compensation

     5.1. Pricing and Payment. During the term of this Agreement, Manufacturer shall sell the Products to BAS or another distributor or retailer designated or approved by BAS, in accordance with the price or royalty list and payment terms contained in the attached Exhibit B, entitled Product Price, Payment and Delivery. Manufacturer shall have the right to increase the price of the Products, such price increase to become effective only upon.30 days prior written notice to BAS, but only in the event and to the extent the cost to Manufacturer of production of the Products increases. BAS shall have the right in the event of a proposed price increase to obtain from Manufacturer reasonable, demonstrable evidence of the cost increase to Manufacturer.

     5.2. Delivery and Shipping. Manufacturer shall produce and deliver Product units ordered by BAS no later than 15 days after Manufacturer's receipt of the order, or within shorter time frames as may be agreed to in advance between the parties. The units shall be delivered on terms described in Exhibit B. BAS, at its option, may designate that an order be drop-shipped to a designated location via a carrier chosen by BAS, in which case BAS shall be responsible for all costs of shipping. Manufacturer shall notify BAS's management prior to shipment of an order. Manufacturer will ensure that Product orders will be properly, safely and adequately packaged and readied for shipping.

     5.3. Damaged or Defective B-Products. BAS may either (i) deduct from any payment that portion of the purchase price paid for any unit which is damaged or defective or which is not delivered, or (ii) require the Manufacturer to refund that portion of the purchase price paid for any such unit or to replace the unit at Manufacturer's expense. BAS will return to Manufacturer, at Manufacturer's expense, any damaged or defective units or packaging, and BAS will furnish Manufacturer with an affidavit by one of BAS's executive officers as to any units that are not delivered.



 PAGE -4-


     Manufacturer will promptly replace at its expense any damaged or defective packaging for any unit that is not damaged or defective. If BAS can repair any damaged or defective unit, BAS will advise Manufacturer; and BAS will make the repair if BAS and Manufacturer agree in writing on the terms including any reduction in the purchase price for that unit.

6.   Maintenance of Quality

     6.1. Manufacturing Standards. Manufacturer shall be responsible for maintaining commercially acceptable quality control standards in all manufacturing relating to the Products it delivers to BAS or BAS's designated. or approved distributors or retailers. Unless BAS is at fault, including but not limited to, because of a failure to take reasonably prudent steps, or other steps reasonably suggested by Manufacturer, to protect the delivered
     Products,   Manufacturer  shall  be  responsible   for   and
     compensate BAS for expenses incurred for any recall, and when necessary for replacement of Products, failing to meet commercially acceptable standards.

     6.2. Modifications to Products. Manufacturer may not make changes in the Products or in the formulations of the Products subject to this Agreement without reasonable written notice and a statement of justification for the proposed changes sufficient for BAS to make a reasonable analysis of the change and its impact upon BAS's marketing and distribution efforts. Unless the change is necessary to comply with laws or governmental regulations, BAS may elect to not accept the change and continue to receive the current formulation of the Product. Such an election will be made within a reasonable time after receipt of all of the aforementioned information.

7.   Representations, Warranties, and Covenants

     7.1.   Manufacturer's   Representations,   Warranties,   and
     Covenants.   Manufacturer hereby represents,  warrants,  and
     covenants the following:

        7.1.1. Manufacturer is a corporation duly organized, existing and in good standing under the laws of Montana, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

        7.1.2.  The execution, delivery and performance  of  this
     Agreement  do  not  conflict with, violate,  or  breach  any
     agreement   to   which   Manufacturer   is   a   party,   or
     Manufacturer's articles of incorporation or bylaws.

        7.1.3.   This  Agreement  has  been  duly  executed   and
     delivered by, Manufacturer and is a legal, valid and binding obligation enforceable against Manufacturer in accordance with its terms.

        7.1.4. Manufacturer shall comply with all applicable laws, consent decrees, and regulations of any federal, state or other governmental authority.

        7.1.5. To the best of Manufacturer's knowledge and belief as of the date of this Agreement, there are no pending patent or trademark applications, or any regulatory restrictions or directives from any government agency, relating to the M-Products that would prevent BAS from using or selling the M-Products in the Territory.

        7.1.6. The Products and the packaging are and will be safe for consumption, the units of the Products purchased under this Agreement will be properly, adequately and safely packaged and labeled; the Products meet and will meet standards under all applicable laws, rules and regulations; there is not any and there will not be any defect in the Products purchased under this Agreement; the Products have the properties and will have the properties described in the Product Information and on any labels used in connection with the Products; and the Products and the Product
     Information do not and will not violate any patent, copyright, trademark, service mark or other right and do not and will not contain any item, part or material which Manufacturer is not authorized to use.



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        7.1.7.  Manufacturer shall farther ensure the quality  of
     the Products manufactured by testing units from each lot produced prior to releasing any units of the lot for
     delivery   and  shall  maintain  the  units  so  tested   in
     restricted storage for a two-year period. If a bona fide issue arises as to the quality of any particular lot, BAS shall have the right, upon reasonable prior notice, to inspect and to submit for further testing such units so stored.

        7.1.8. Manufacturer shall maintain and preserve, at its principal office, complete and accurate books and records pertaining to its production and sale of the Products and Manufacturer shall allow BAS, at any time during business flours, to inspect, audit and make photocopies or extracts of such books and records, and Manufacturer shall fully cooperate with any such inspection or audit.

     7.2. BAS's Representations, Warranties, and Covenants.   BAS
     hereby represents, warrants, and covenants the following:

       7.2.1. BAS is a corporation duly organized, existing and in good standing under the laws of the State of Nevada, with full right, power, and authority to enter into and perform this Agreement and to grant all of the rights, powers, and authorities herein granted.

       7.2.2. The execution, delivery, and performance of this Agreement do not conflict with, violate, or breach any agreement to which BAS is a party, or BAS's articles of incorporation or bylaws.

       7.2.3.   This   Agreement  has  been  duly  executed   and
     delivered by BAS and is a legal, valid, and binding obligation enforceable against BAS in accordance with its terns.

       7.2.4. BAS shall comply with all applicable laws, consent decrees, and regulations of any federal, state or other governmental authority.

       7.2.5. The B-product Information will provide correct formulations for the B-Products; any bottles or packages supplied by BAS will be appropriate and safe for use in connection with. the B-Products; any labels supplied by BAS will correctly and properly describe the B-Products and their proper purposes and uses; the B-Product Information meets and will inset standards under all applicable laws, rules and regulations; and the B-Product Information and any bottles, packages or labels supplied by BAS do not and will not violate any patent, copyright, trademark, service mark or other right and do not and will not contain any item, pail or material which BAS is not authorized to use and license hereunder.

8.   Indemnification and Insurance

     8.1 Indemnification of Manufacturer. BAS shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify, and hold Manufacturer, and Manufacturer's officers, directors, representatives and affiliated companies, harmless from and against any and all losses, claims, suits, proceedings,



 PAGE -6-


     expenses, recoveries, and damages, including reasonable legal expenses and costs including attorneys' fees, arising out of any claim by a third party relating to any aspect of BAS's performance of this Agreement to the extent such liability results from the gross negligence or willful misconduct of BAS, or from any breach of a representation or warranty given herein by BAS; provided, however, that Manufacturer shall give BAS prompt notice of. any such claim or lawsuit that comes to its attention and, provided further, that BAS shall have the right to compromise, settle, or defend such claim or lawsuit, in its name and at its expense.

     8.2. Indemnification of BAS. Manufacturer shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify, and hold BAS, and BAS's officers, directors, representatives and affiliated companies, harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries, and damages, including reasonable legal expenses and costs including attorneys' fees, arising out of any claim by a third party relating to the Products manufactured, or any aspect of Manufacturer's performance of this Agreement to the extent such liability results from. the negligence or willful misconduct of Manufacturer or causes a personal injury to another, or any breach of a representation or warranty given herein by Manufacturer, or any regulatory action related to, or retail of, the Products; provided, however, that BAS shall give Manufacturer prompt notice of any such claim or lawsuit that comes to its attention and, provided further, that Manufacturer shall have the right to compromise, settle, or defend such claim or lawsuit, in its name and at its expense.

     8.3. Insurance. Manufacturer shall maintain a Comprehensive product liability insurance policy with respect to the Products, in an amount not less than two million dollars ($2,000,000) per occurrence, with a deductible of not more than one hundred thousand dollars ($100,000). Manufacturer shall name BAS as an additional insured under such policy, the terms of which shall be reasonable acceptable to both parties. Manufacturer shall promptly provide BAS with a certificate from the applicable insurance company verifying the above and undertaking to notify BAS at least 30 days prior to the expiration or termination of such coverage.

     8.4. Confidentiality. Manufacturer and BAS understand and acknowledge that the Product Information represents valuable confidential information of the owner thereof, entitled to protection as a trade secret. Each party shall keep confidential, and shall protect from. unauthorized disclosure by its employees and agents, the Product
     Information and all copies of physical embodiments thereof in its possession. Each party shall use the Product Information only for the purposes of fulfilling its rights and obligations under this Agreement, and each shall limit



 PAGE -7-


     access to the Product Information of the other to its personnel who require such access in connection with use thereof as permitted by this Agreement. Each party shall secure and protect the Product Information of the other and any and all copies and other physical embodiment thereof, to satisfy its obligations hereunder. Promptly upon discovery that any person has acquired possession, use or knowledge of. any part of the Product Information of the other party, other than as authorized by this Agreement, the discovering party shall notify the other party of such fact and the surrounding circumstances. The obligations of this Section
     8.4 shall not apply to any information which is (a) generally known to the public, or becomes so known other than by reason of a breach by the receiving party of its obligations hereunder; (b) was known to the receiving party prior to its disclosure by disclosing party hereunder; (c) is learned by the receiving party from a third party who is not in breach of an obligation of confidentiality in making such disclosure; or (d) is required to be disclosed pursuant to an administrative, judicial. or government hearing.

9.   Noncompetition

     Manufacturer acknowledges that the B-Product Information is commercially valuable information and the value of this information is derived from the time, effort and money which went into its research, development and compilation by BAS. Therefore, except as authorized by this Agreement, neither the Manufacturer nor any of the Manufacturer's officers, directors, shareholders, members, managers or partners shall during the term of this Agreement and for a period of three
     (3) years thereafter: (a) have any direct or indirect controlling interest as a disclosed or beneficial owner in a "Competitive Business" as defiled below; (b) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business; or (c) divert or attempt to divert any business related to, or any customer or account of BAS, by direct inducement or otherwise, or divert or attempt to divert the employment of any employee of BAS to any Competitive Business by any direct inducement or otherwise. The term "Competitive Business" as used in this Agreement shall mean any business directly or indirectly engaged in the sale, manufacturing, producing, developing, marketing or distributing of nutritional food products or food supplements which are the same as the Products or which use any of the B-Product Information, or which are "substantially similar" to the Products if the formulations or processes therefor .have been developed by BAS or by Manufacturer with the joint participation of BAS, or any business which in any manner provides consulting or contract services to businesses which engage in such activities. For the purpose of this Section 9, "substantially similar" food products or food supplements shall mean any nutriceutical, or sports performance-enhancing food products or food supplement or formulations therefor which contain 50% or more of the ingredients that comprise any of the Products subject to this Agreement that have been developed by BAS or by Manufacturer with the joint participation of BAS.

10.  Term and Termination

     10.1. Term. This Agreement shall commence as of the date first written above (the "Effective Date"), and, unless sooner terminated as provided herein, this Agreement shall continue in force for twenty-five (25) years from the Effective Date. This Agreement shall then automatically be renewed for terms of ten years each, unless one party gives notice of non-renewal to the other party at least 90 days prior to the expiration of the then-current term.

     10.2.     Termination

       10.2.1.Termination  by  Mutual  Consent.   This  Agreement
     shall terminate upon the mutual written agreement of the parties.

       10.2.2.Termination for Material Breach. If either party breaches or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within 30 days after the giving of notice by the other party specifying such breach or default, the non-defaulting party shall have the right to terminate this Agreement, effective with 10 days further notice to the defaulting party.

       10.2.3.Termination  for Bankruptcy.   Either  party  shall
     have the right to terminate this Agreement upon 10 days notice to the other party, if that other party becomes involved in financial difficulties as evidenced:



 PAGE -8-


            (a) by that other party's commencement of a voluntary case under any applicable bankruptcy code or statute, or by its authorizing, by appropriate proceedings, the commencement of such a voluntary case; or

            (b) by its failing to receive dismissal of any involuntary case under any applicable bankruptcy code or statute within 60 days after initiation of such action or petition; or

            (c) by its seeking relief as a debtor under any applicable law of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by consenting to or acquiescing in such relief; or

            (d) by the entry of an order by a court of competent jurisdiction finding it to be bankrupt or insolvent, or ordering or approving its liquidation, reorganization, or any modification or alteration of the rights of its creditors or assuming custody of, or appointing a. receiver or other Custodian for, all or a substantial part of its property or assets; or

            (e) by its making as assignment for the benefit of, or entering into a composition with., its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

     The failure by a party to exercise its right to terminate this Agreement pursuant to this Section 9.2.3 in. the event of any occurrence giving rise thereto shall not constitute waiver of the rights in the event of any subsequent occurrence.

     10.3.     Surviving Provisions; Obligations Upon Termination

  10.3.1. Surviving Provisions.  The provisions of Sections  6.1,
6.2, 7.1 and 7,.2 shall survive any expiration or termination of this Agreement.

  1.0.3.2. Obligations Upon Termination. Upon any expiration or termination of this Agreement in addition to other obligations as may be described herein:

     (a) All rights, privileges and licenses to use the B-Trademarks shall immediately terminate and revert to BAS, and Manufacturer shall not thereafter make any use whatsoever of the B-Trademarks. All rights, privileges and licenses to use the M-Trademarks shall immediately terminate and revert to
  Manufacturer and BAS shall not thereafter make any use whatsoever of the M-Trademarks.

     (b) Manufacturer shall promptly return or provide to BAS all B-Product Information and other similar information regarding the B-Products and shall not thereafter use or disclose the B-Product Information in any manner whatsoever and shall not thereafter manufacture, bottle, package, label, store or supply the B-Products;

     (c) BAS shall promptly return or provide to Manufacturer all M-Product Information and other similar information regarding the M-Products and shall not thereafter use or disclose the M-Product Information in any manner whatsoever and shall not thereafter distribute the M-Products; provided, however, BAS shall have 90 days to sell or otherwise dispose of the M-Products omen in its inventory as of the date of termination; and

     (d) BAS shall promptly pay to Manufacturer all amounts due to Manufacturer pursuant to the terms of this Agreement.



 PAGE -9-



11.  Excuse of Performance

     11.1. Force Majeure. Neither party shall be liable for any default or delay in such party's performance if such default or delay is cause by any event beyond the reasonable control of such party, including but not limited to: acts of God; war or insurrection; civil commotion; destruction of essential facilities or materials by earthquake, fire, flood or storm.; labor disturbance; epidemic; or other similar event; provided, however, that the party so affected will give prompt notice of such event, and shall use its best efforts to avoid, remove, or alleviate such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

12.  Miscellaneous

     12.1. Entire Agreement - Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representation, whether written or oral, between the parties with respect to the subject matter hereof This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing, making specific reference to this Agreement, and signed duly by authorized representatives of both parties.

     12.2. Relationship of the Parties. The relationship hereby established between Manufacturer and BAS is solely that of independent contractors. This Agreement shall not create an agency, partnership, joint venture, or employer/employee relationship, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other except as expressly provided in this Agreement.

     12.3. Severability. If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the unenforceable or invalid provisions to best accomplish. the original intentions of the parties.

     12.4. Assignment. Neither party may assign any right or obligation hereunder without the written consent of the other party, except that BAS may assign this Agreement, without the prior written consent of the Manufacturer, if BAS's assignee undertakes to perform BAS's obligations hereunder that shall have been so assigned, and upon, from and after such assignment BAS shall have no further liability, obligation or duty with respect to the right, obligations, and duties so assigned. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns. Any attempted assignment in violation of this provision shall be void and of no effect.

     12.5 Arbitration. All controversies, disputes or claims between BAS, or its officers, directors or shareholders ("BAS Affiliates"), and Manufacturer, or its officers, directors or shareholders ("Manufacturer Affiliates") arising out of or related to: (1) this Agreement or any other agreement between such parties or any provision of such agreements; (2) the relationship of the parties hereto;
     (3) the validity of this Agreement or any other agreement between such parties or any provision of such agreements; or
     (4) any Product or the Product Information, shall be submitted for arbitration to either the Denver, Colorado or Las Vegas, Nevada office of the American Arbitration
     Association  ("AAA")  on  demand  of  either   party.    The
     arbitration proceedings shall be conducted in Denver, Colorado, and shall be heard by one arbitrator in accordance with the then current Commercial Arbitration Rules of the AAA.



 PAGE -10-




     12.6 Scope of Arbitration. The arbitrator shall have the right to award or include in the award any relief which, he deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, and attorneys'
     fees and costs, in accordance with Section 11.9 of this Agreement, provided that the arbitrator shall not award exemplary or punitive damages. The award and decision of the arbitrator shall be conclusive and binding upon BAS, BAS Affiliates, Manufacturer and Manufacturer Affiliates and judgment upon the award may be entered in any court of competent jurisdiction. Each party waives any right to contest the validity or enforceability of such award. BAS and Manufacturer agree to be bound by the provisions of any applicable limitation on the period of time by which claims must be brought under applicable law or this Agreement, whichever is less. The parties further. agree that, in connection with any such arbitration proceeding, each shall file any compulsory counterclaim (as defined by Rule 13 of the federal Rules of Civil Procedure) within 30 days after the date of the filing of the claim to which it relates. This provision shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

     12.7 Governing Law/Consent to Venue and Jurisdiction. All disputes to be arbitrated by BAS and Manufacturer shall be governed by the Federal Arbitration Act (the "FAA") and no procedural arbitration issues are to be resolved pursuant to any state statutes, regulations or common law. Except to the extent governed by the .FAA, the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.) or other federal law, this Agreement shall be interpreted under the laws of the state of Colorado and any dispute between the parties shall be governed by and determined in accordance  with  the  substantive  laws  of  the  state  of
     Colorado, which laws shall prevail in the event of any conflict of law. Manufacturer and BAS have negotiated regarding a forum in which to resolve any disputes which may arise between them and have agreed to select a forum in order to promote stability in their relationship. Therefore, if a claim is asserted in any legal proceeding involving the Manufacturer or Manufacturer Affiliates and the BAS or BAS Affiliates, the parties agree that the exclusive venue for disputes between them shall be in either the state and federal courts of Colorado or Nevada, or the Denver, Colorado or Las Vegas, Nevada office of the AAA and each party waives any objection they may have to the personal jurisdiction of or venue in the state and federal courts of Colorado or Nevada, or the Denver, Colorado or Las Vegas, Nevada offices of the AAA. BAS, BAS Affiliates, Manufacturer and Manufacturer Affiliates each waive their rights to a trial by jury.

     12.8. Injunctive Relief. Notwithstanding the above arbitration provision, either party hereto shall be entitled to seek in a court of competent jurisdiction any injunctive relief, including interim, interlocutory or permanent injunctions, against conduct or threatened conduct for which an adequate remedy at law may not be available or which may cause such party irreparable harm.

     12.9. Costs and Legal Fees. The prevailing party in any action or proceeding shall be entitled to be reimbursed by the losing party for any acid all costs and legal fees, including attorneys' fees, related to the action. Further, the party prevailing in any judicial or arbitration proceeding between the parties hereto shall be awarded costs and expenses, including reasonable legal fees. BAS shall pay to Manufacturer, on a monthly basis, one half of any and all costs and legal fees, including attorneys' and expert witness fees, incurred by Manufacturer, its subsidiaries, affiliates or assignees, and their directors, officers, employees and agents, arising out of any civil action, administrative proceeding or other claim or proceeding by a third party or by Manufacturer against a third party relating to, in any manner, the Products, the Product Information and the Trademarks including, without limitation, the manufacture, advertisement, distribution, sale and use of the Products and enforcement and defense of the Trademarks. Manufacturer shall be entitled to offset such costs and legal fees against Royalties dine and payable to BAS. BAS'S obligation to pay one half of any and all costs and legal fees under this Section 11.9, shall not affect BAS's indemnification obligations pursuant to Section
     7.1 of this Agreement.



 PAGE -11-




     12.10. Injunctive Relief. Either party hereto shall be entitled to seek in a court of competent jurisdiction any injunctive relief, including interim, interlocutory or permanent injunctions, against conduct or threatened conduct for which an adequate remedy at law may not be available or which may cause such party irreparable harm.

     12.11. Costs and Legal Fees. The prevailing party in any action or proceeding shall be entitled to reimbursement from the losing party for any and all costs and legal fees, including attorneys' fees, related to the action. Further, the party prevailing in any judicial or arbitration proceeding between the parties hereto shall be awarded costs and expenses, including reasonable legal fees.

     12.12. Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in writing and, signed by the party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement. All rights, remedies, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation, or agreement.

     12.13. Notice. Any notice, consent, or approval permitted or required under this Agreement shall be in writing and shall be sent by registered or certified mail, postage pre-paid, or by overnight courier, or by facsimile or telex (confirmed by mail), to the addresses set forth below or to such other address in the United States that the parties may hereafter specify:
__________________________________________________________________
If to Manufacturer:              If to BAS.

All  American  Pharmaceuticals,  Body Art & Science, Inc.
Inc.
Attention: Jeff Gollini          Attention: Don Cox
1831 Main Street                 7324 W. Cheyenne, Suite #8
Billings, MT 59105               Las Vegas, NV 89129
Fax: (406) 245-6157              Fax.: (702) 515-3101
__________________________________________________________________
    All  notices shall be deemed to be effective on the  date  of receipt.


    IN  WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first written above.
_________________________________________________________
MANUFACTURER:                    DISTRIBUTOR:

All  American  Pharmaceuticals,  Body Art & Science, Inc.
Inc.

By: /s/ Jeff Golini              By: /s/ Donald Cox, Jr.
Name: Jeff Golini                Name: Donald Cox, Jr.
Date: 5/22/01                    Date: 5/15/01
Title: President                 Title: President/co-CEO
_________________________________________________________



 PAGE -12-




                                                      Exhibit "A"

                           ADDENDUM TO
                     CROSS-LICENSE AGREEMENT

     THIS ADDENDUM ("Addendum") to the Cross License Agreement dated May 15th, 2001 is made effective as of the same date, by and between All American Pharmaceuticals, Inc. ("Manufacturer") and Body Art & Science, Inc. ("BAS"), to supplement and amend certain terns of the Agreement. To the extent not defined herein, all initial-capitalized references in this Agreement shall have the same meaning as defined in the Agreement.

     1. Products. As of the effective date of the Agreement, the B-Products subject to the Agreement and for which Manufacturer will receive the B-product Information are:
________________________________________________________________
     B-Product            B-Trademark            Bottling /
                                             Packaging/Labeling

    Thermogenic       10341 degree with ephedra
     Activator

    Thermogenic              10341 degree
     Activator

  IMH Ecdysterone     20 Hydroxy + Methoxy
                           Sublingual



     M-Product            M-Trademark            Bottling /
                                             Packaging/Labeling

  Liquid Creatine         Kre-Alkalyn
_________________________________________________________________


     2. Future Products. All future Products which Manufacturer and BAS agree will be produced and manufactured by Manufacturer and distributed by BAS or other distributors or retailers designated or approved by BAS under this Agreement, shall be identified in a separate Rider to this Addendum, executed by both parties, upon which such Product shall become subject to this Agreement as if originally included herein.

     Fully executed this 15 day of May, 2001.
__________________________________________________________
MANUFACTURER:                    DISTRIBUTOR:

All  American  Pharmaceuticals,  Body Art & Science, Inc.
Inc.

By: /s/ Jeff Golini              By: /s/ Donald Cox, Jr.
Name: Jeff Golini                Name: Donald Cox, Jr.
Date: 5/30/01                    Date: 5/15/01
Title: President                 Title: President/co-CEO
_________________________________________________________




 PAGE -13-



                                                      Exhibit "B"

               ADDENDUM TO CROSS-LICENSE AGREEMENT

               PRODUCT PRICE, PAYMENT AND DELIVERY

     THIS ADDENDUM ("Addendum") to the Cross License Agreement dated May 15th, 2001 is made effective as of the same date, by and between All American Pharmaceuticals, Inc. ("Manufacturer") and Body Art & Science, Inc. ("BAS"), to supplement and amend certain terns of the Agreement. To the extent not defined herein, all initial-capitalized references in this Agreement shall have the same meaning as defined in the Agreement.

1. Price.

           Products                    Price Per Unit/Case

         see attached

2. Payment Terms. BAS shall submit 50% of the purchase price of the units it orders along with its purchase order. BAS shall be billed the remaining amounts due for the Products only after an order has been shipped. All shipments will be made at BAS's direction, cost and responsibility. Payment is due to Manufacturer within 30 days of the billing date.

3. Shipping and Delivery. Unless otherwise agreed to in writing by BAS and Manufacturer, shipping and delivery shall be FOB point of destination, if delivery is to BAS or if Manufacturer is designating the carrier, or FOB the Manufacturer's loading dock, if BAS is designating the carrier. Title to and all risk of loss or damage to Product units ordered shall remain with Manufacturer until delivery of the units at the destination or, if BAS is designating the carrier, title to and risk of loss shall pass to BAS at Manufacturer's loading dock.

     Fully executed this 15 day of May, 2001.
________________________________________________________
MANUFACTURER:                    DISTRIBUTOR:

All  American  Pharmaceuticals,  Body Art & Science, Inc.
Inc.

By: /s/ Jeff Golini              By: /s/ Donald Cox, Jr.
Name: Jeff Golini                Name: Donald Cox, Jr.
Date: 5/30/01                    Date: 5/15/01
Title: President                 Title: President/co-CEO
_________________________________________________________




 PAGE -14-